Exhibit 10.2

REVENUE SHARING AGREEMENT

This REVENUE SHARING AGREEMENT (this “Agreement”) is entered into as of August 8, 2025 by and between Lucky Dog Holding, an exempted company, with its registered office at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (“HoldCo”), and Safety Shot, Inc., a Delaware corporation with offices located at 18801 N Thompson Peak Pkwy Ste 380, Scottsdale, AZ 85255 (“SHOT”). HoldCo and SHOT may be referred to herein collectively as the “Parties” or individually as a “Party”.

RECITALS

WHEREAS, HoldCo currently has the right to at least ten percent (10%) of all of the revenue generated by the memecoin generating platform LetsBONK.fun (“LETSBONK”); and

WHEREAS, SHOT has authorized 1,000,000 shares of blank check preferred stock, $0.001 par value per share (“Preferred Stock”), of which 39,933 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 7,212 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) have been issued as of the date hereof. SHOT also has authorized the creation of a new series of Preferred Stock, namely, a series of convertible preferred stock designated as Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”). The terms governing the Series C Preferred Stock will be as set forth in the certificate of designation for such series of Preferred Stock, which will be disclosed in the Securities Purchase Agreement. The Certificate of Designation provides, among other things, that the Series C Preferred Stock shall be convertible into shares of common stock, par value $0.001 per share, of SHOT (“Common Stock”) as further provided therein; and

WHEREAS, the Parties wish to create an agreement wherein SHOT transfers One Hundred Million Dollars ($100,000,000) of Series C Preferred Stock in exchange for an amount equal to ten percent (10%) of all of the gross revenue of LETSBONK (“LB Interest”), and to create a payment mechanism wherein a certain percentage of the LB Interest (“Return”) is used to purchase BONK coins (“BONK”) and the remaining Return is used for business purposes designated by SHOT; and

WHEREAS, the Parties further wish to create the procedures wherein the designated wallet administrator (“Administrator”) conducts sweeps of the LB Interest and then converts 90% of LB Interest to BONK to be held in the SHOT treasuries wallet (“Treasuries Wallet”) and keeps the remaining 10% in the operations wallet (the “Operations Wallet”); and

WHEREAS, the shares of Series C Preferred Stock contemplated by this Agreement are issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act; and

WHEREAS, SHOT is authorized to file the Certificate of Designation with the Secretary of State of Delaware, promptly after the execution of this Agreement. Such filing is referred to herein as the “Filing Event.” The Filing Event shall occur on the date hereof, promptly after the execution of this Agreement, and shall be deemed to have been completed upon the issuance of a filing receipt by the Delaware Secretary of State. The parties may extend the date of the Filing Event by mutual written consent; and

WHEREAS, the shares of Series C Preferred Stock are referred to herein as the “Securities” and will be issued to HoldCo immediately after the Filing Event and subject to the claw back provisions as further defined herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

a. Purchase of Securities. The consideration contemplated by this Agreement involves the purchase and sale of the Securities. Such purchase and sale shall be governed by the Securities Purchase Agreement set forth in Exhibit A. The closing of the transactions contemplated by such Securities Purchase Agreement shall occur immediately after the Filing Event (the “Closing”).

b. Closing. The Closing of the purchase of the Securities by the HoldCo shall take place on the date hereof, immediately after the Filing Event. The date of the Closing is referred to as the “Closing Date”.

c. Purchase Price. The aggregate purchase price for the Securities to be purchased by HoldCo (the “Purchase Price”) shall be an amount equal to ten percent (10%) of all gross revenue of LetsBonk.fun in perpetuity.

d. Closing Mechanics. On the date hereof, and immediately after the Filing Event, SHOT shall deliver to HoldCo the Securities, duly authorized by SHOT and registered in the name of HoldCo or its designee(s). On the date hereof, and immediately after the Filing Event, HoldCo shall take all necessary steps to guarantee that the LB Interest is assigned to SHOT.

e. Six Month Release. The Securities shall be issued to HoldCo upon the Closing, and 50% of the Securities shall remain subject to a rescission in the event LetsBonk.fun ceases operations prior to the date that is six months from the Closing (“Cliff”). In the event LetsBonk.fun ceases operation prior to the expiration of the Cliff, 50% of the Securities shall automatically revert back to SHOT. So long as operations continue past the Cliff, the 50% rescission right shall lapse and no Securities shall be subject to rescission under this Agreement.

f. Restriction on Issuance of Capital Stock. For a period of 90 days following the Filing Event, SHOT shall not, without the prior written consent of HoldCo, except as previously disclosed to Holdco in writing, (i) issue or sell shares of Common Stock or Preferred Stock, (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company, or (iv) file any registration statement on Form S-8.

2. SHARING AND PROCEDURES

a. Responsibilities. HoldCo shall be responsible for ensuring the LB Interest is deposited into the designated wallets for the benefit of SHOT. HoldCo and SHOT have identified BitGo, Inc. (“BitGo”) as the digital asset infrastructure company wherein the wallets contemplated by this Agreement will be held. SHOT will be responsible for engaging the Administrator who will be responsible for carrying out the transactions and deposits into the respective wallets.

b. Payment Mechanism. The LB Interest shall be an amount equal to 10% of the total gross revenue of LetsBonk.fun and such LB Interest shall be deposited by the Administrator into two separate wallets for the benefit of SHOT. The first wallet shall be designated as the “Revenue Wallet” and shall receive 90% of the LB Interest. The second wallet shall be designated as the Operations Wallet and shall receive 10% of the LB Interest. The interest deposited into the wallets shall be paid in the form of Solana (SOL) or another stablecoin mutually agreed upon by the Parties.

c. BONK Purchases. The Administrator shall purchase BONK coins from the Revenue Wallet on a rolling basis meaning as soon as the Revenue Wallet deposits are freely transferrable the Administrator will use all of those coins or funds to purchase BONK coins and deposit the BONK coins in SHOT’s designated Treasuries Wallet. Any fees or costs associated with these purchases shall be paid from the Operations Wallet.

d. Reporting. BitGo shall provide a monthly report to both Parties detailing Revenue receipts, BONK coin purchases, and wallet balances.

3. SHOT’S REPRESENTATIONS AND WARRANTIES

SHOT has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Securities Purchase Agreement by SHOT, and the consummation by SHOT of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities), are duly authorized by SHOT’s board of directors (the “Board of Directors”) as constituted as of a time prior to the execution of this Agreement and prior to the Filing Event, and no further filing, consent or authorization is required by SHOT, the Board of Directors or its stockholders or other governing body to consummate this Agreement. This Agreement and the Securities Purchase Agreement have been duly executed and delivered by SHOT, and each constitutes the legal, valid and binding obligations of SHOT, enforceable against SHOT in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

4. HOLDCO’S REPRESENTATIONS AND WARRANTIES.

HoldCo has the requisite power and authority to enter into and perform its obligations under this Agreement and the Securities Purchase Agreement and to issue the LB Interest in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Securities Purchase Agreement by HoldCo, and the consummation by HoldCo of the transactions contemplated hereby and thereby, are duly authorized by the HoldCo’s director, and no further filing, consent or authorization is required by HoldCo, it’s members, its shareholders or other governing body to consummate the transactions contemplated by this Agreement. This Agreement and the Securities Purchase Agreement have been duly executed and delivered by HoldCo and each constitutes the legal, valid and binding obligations of HoldCo, enforceable against HoldCo in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by applicable securities law.

5. Term

The term of this Agreement shall be perpetual, unless otherwise terminated by mutual written agreement of the Parties. The term of this Agreement shall survive any merger or acquisition of LetsBonk.fun. Notwithstanding the foregoing, either party may terminate this Agreement if the parties do not identify and appoint an additional member of the Board of Directors, to serve as an independent director (as defined by applicable law and NASDAQ rules) and as the seventh member of a seven member Board of Directors, within five (5) days of the execution of this Agreement.

6. MISCELLANEOUS.

Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any provision of law or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. SHOT hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under the Agreement or the Securities Purchase Agreement or with any transactions contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the HoldCo from bringing suit or taking other legal action against SHOT in any other jurisdiction to collect on SHOT’s obligations to HoldCo or to enforce a judgment or other court ruling in favor of HoldCo. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Expenses. Each party shall be responsible for its own out of pocket expenses incurred in connection with the preparation, negotiation and execution of this Agreement and all other related agreements (which include, without limitation, the fees of counsel, auditors and other third-party professionals).

Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Entire Agreement; Amendments. This Agreement, the Securities Purchase Agreement and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the HoldCo, SHOT, their subsidiaries, their affiliates and persons acting on their behalf, including, without limitation, any transactions by the HoldCo with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the Securities Purchase Agreement, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other transaction document shall (or shall be deemed to) (i) have any effect on any agreements the HoldCo has entered into with, or any instruments the HoldCo has received from, SHOT or any of its subsidiaries prior to the date hereof with respect to any prior investment made by HoldCo in SHOT or (ii) waive, alter, modify or amend in any respect any obligations of SHOT or any of its subsidiaries, or any rights of or benefits to the HoldCo or any other person, in any agreement entered into prior to the date hereof between or among SHOT and/or any of its subsidiaries and the HoldCo, or any instruments the HoldCo received from SHOT and/or any of its subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither SHOT nor the HoldCo makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by SHOT and the HoldCo, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 6 shall be binding on the HoldCo and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on the HoldCo without HoldCo’s prior written consent (which may be granted or withheld in HoldCo’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the HoldCo may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 6 shall be binding on all HoldCo and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on the HoldCo without HoldCo’s prior written consent (which may be granted or withheld in HoldCo’s sole discretion).

Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to SHOT:

Safety Shot, Inc.

18801 N Thompson Peak Pkwy Ste 380

Scottsdale, AZ 85255

Telephone: (561) 244-7100

Attention: Jarrett Boon, Chief Executive Officer

E-Mail:

With a copy (for informational purposes only) to:

Lucosky Brookman, LLP

101 Wood Avenue South

Fifth Floor

Wood Bridge, NJ 08830

Telephone: (732) 395-4400

Attention: Joseph Lucosky

E-Mail:

If to the HoldCo:

Lucky Dog Holding

3251 39 St NW

Calgary, AB T3B 6G6, Canada

Telephone:

Attention: Mitchell Rudy

E-Mail:

with a copy (for informational purposes only) to:

Morrison Cohen LLP909 Third Avenue, 27th Floor

New York, New York 10022

Telephone: 212.735.8837

Attention: Jason P. Gottlieb

E-mail:

or to such other mailing address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Morrison Cohen, LLP shall only be provided copies of notices sent to HoldCo. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of shares of the Series C Preferred Stock. Neither Party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Survival. The representations, warranties, agreements and covenants shall survive the Closing. The HoldCo shall be responsible for its own and LetsBonk.fun’s representations, warranties, agreements and covenants hereunder.

Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of SHOT in order for HoldCo (or its broker or other financial representative) to effect short sales or similar transactions in the future.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have executed this Royalty Agreement as of the date first above written.

Lucky Dog Holding

By:	/s/ Mitchell Rudy
Name:	Mitchell Rudy
Title:	Director

Date:

Safety Shot, Inc.

By:	/s/ Jarrett Boon
Name:	Jarrett Boon
Title:	Chief Executive Officer

Date:

Exhibit A

Securities Purchase Agreement